UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)

OF THE SECURITIES EXCHANGE ACT OF 1934

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[_] Preliminary Information Statement

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DARKPULSE, INC.

(Name of Registrant As Specified In Its Charter)

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DARKPULSE, INC.

350 5th Ave, 59th Floor

New York, New York 10018

INFORMATION STATEMENT

PURSUANT TO SECTION 14

OF THE SECURITIES EXCHANGE ACT OF 1934

AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE NOT REQUESTED TO SEND US A PROXY

New York, New York March 13, 2019

This information statement has been mailed on or about March 15, 2019 to the stockholders of record on March 12, 2019 (the “Record Date”) of Darkpulse, Inc., a Delaware corporation (the "Company") in connection with a certain action taken by written consent by the stockholder holding a majority of the outstanding voting stock of the Company, dated as of February 7, 2019. The action authorized pursuant to the written consent was taken on February 7, 2019 pursuant to the Company’s receipt of the written consent.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

By Order of the Board of Directors,

By:	/s/ Dennis M. O’Leary
Dennis M. O’Leary
CEO and Chairman of the Board of Directors

NOTICE OF ACTION TAKEN PURSUANT THE WRITTEN CONSENT OF STOCKHOLDER HOLDING A MAJORITY OF THE OUTSTANDING VOTING STOCK IN LIEU OF A SPECIAL MEETING OF THE STOCKHOLDERS, DATED FEBRUARY 7, 2019

To Our Stockholders:

NOTICE IS HEREBY GIVEN that Thomas A. Cellucci was removed as a director of the Company pursuant to written consent by the stockholder holding a majority of the outstanding voting stock of the Company (the “Majority Stockholder”), dated as of February 7, 2019, in lieu of a special meeting of the stockholders. Such action was taken on February 7, 2019.

OUTSTANDING SHARES AND VOTING RIGHTS

As of the Record Date, the Company's authorized capitalization consisted of 3,000,000,000 shares of Common Stock, of which 96,768,802 shares were issued and outstanding as of the Record Date. Holders of Common Stock of the Company have no preemptive rights to acquire or subscribe to any of the additional shares of Common Stock. The Company is authorized to issue up to 2,000,000 shares of preferred stock. On July 12, 2018, the Company filed a Certificate of Designation with the State of Delaware amending the designation of its previously designated “Class D Voting Preferred Stock,” designating 100,000 shares of the Company’s preferred stock as “Series D Preferred Stock.” As of July 18, 2018, all shares of the Company’s Class A Voting Preferred Stock, Class B Voting Preferred Stock, and Class C Voting Preferred Stock had been returned to the Company and cancelled. There are presently 88,235 shares of Series D Preferred Stock outstanding

Each share of common stock entitles its holder to one vote on each matter submitted to the stockholders. Each share of Series D Preferred Stock entitles the holder to 6,000 votes on all matters submitted to a vote of the Company’s stockholders and is convertible at the election of the holder into a number of shares of common stock equal to the number of outstanding shares of stock of the Company multiplied by 5 ⅔, divided by the number of outstanding shares of Series D Preferred Stock. However, because stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as of February 7, 2019 have voted in favor of the foregoing action by resolution dated February 7, 2019; and having sufficient voting power to approve such action through their ownership of capital stock, no other stockholder consents will be solicited in connection with this Information Statement.

The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

This Information Statement will serve as written notice to stockholders pursuant to Section 222 of the General Corporation Law of the State of Delaware.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

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REMOVAL OF THOMAS A. CELLUCCI AS A DIRECTOR OF THE COMPANY

On February 7, 2019, the stockholder holding at least a majority of the voting rights of the Company (the “Majority Stockholder”) executed a stockholder consent (the “Majority Stockholder Consent”) in accordance with Delaware General Corporation Law and the Company’s bylaws to remove Thomas A. Cellucci as a director of the Company. As a result of the foregoing action by the Majority Stockholder, Thomas A. Cellucci was removed as a director of the Company on February 7, 2019, effective immediately. The action by the Majority Stockholder removing Thomas A. Cellucci as director of the Company was ratified by the Board of Directors of the Company (the “Board”) on February 7, 2019.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended (“Rule 14c-2”), the foregoing action taken by the Majority Stockholder was to be adopted on a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders. “Corporate action” is not defined by Rule 14c-2. Pursuant to Delaware General Corporation Law, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors. In addition, pursuant to the Company’s Bylaws, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of directors.

Given the executed Majority Stockholder Consent by the Majority Stockholder, General Delaware Corporation Law, the Company’s Bylaws, and the Board’s fiduciary duty to react to and ratify the executed Majority Stockholder Consent in light of exigent circumstances which prompted the execution of the Majority Stockholder Consent by the Majority Stockholder, the foregoing action taken by the Majority Shareholder to remove Thomas A. Cellucci as a director of the Company pursuant to the executed Majority Stockholder Consent may be viewed as finalized on February 7, 2019.

The Majority Stockholder removed Thomas A. Cellucci as a director of the Company as the Majority Stockholder does not believe Mr. Cellucci shares the Majority Stockholder’s vision for the future of the Company, and, accordingly, the Majority Stockholder does not believe Mr. Cellucci is an ideal fit for the future development of the Company. In addition, the Company previously entered into a joint venture agreement with Bravatek Solutions, Inc. (“Bravatek”), pursuant to which the Company and Bravatek formed a joint venture entity for the purpose of developing, marketing and selling certain of the Company’s technologies. Thomas A. Cellucci is a principal shareholder, Director and Executive Officer of Bravatek, and Mr. Cellucci also maintained the same Director and Executive Officer roles with the Company, representing an inherent conflict of interest.

Thomas A. Cellucci is no longer employed or engaged by the Company in any capacity, and the Company has completely severed all official ties to and with him. Mr. Cellucci’s Company email address has been revoked by the Company, and the Company has requested that all Company materials in Mr. Cellucci’s possession be returned by him to the Company. The Company has directed Mr. Cellucci to cease any and all communications of any kind on behalf of or regarding the Company with any third parties, including, but not limited to, consultants, independent contractors, officers, agents and affiliates of the Company, and the Company has informed Mr. Cellucci that he is not to communicate on behalf of or regarding the Company on any social media, blogs, in press releases, on the internet or in any other form of media or publication accessible by third parties. The Company has reminded Mr. Cellucci that he is in possession of material, non-public information regarding the Company, and, in light of the fact that the Company is operating as a public company, all such information must be kept confidential by Mr. Cellucci going-forward. The Company’s Board is committed to implementing the Company’s business plan and executing its responsibilities to protect and improve shareholder value. Accordingly, the Company has informed Mr. Cellucci that in the event it learns he has violated any of the foregoing items, retroactively or in the future, the Company may seek to institute legal proceedings against Mr. Cellucci and, in such case, will seek damages to the full extent provided by law as well as an injunction preventing him from continuing such activities. The Company further informed Mr. Cellucci that, as the principal executive officer and director of Bravatek Solutions, Inc. (“Bravatek”), he is reminded of the existence of that certain Mutual Nondisclosure Agreement previously entered into and executed by and between Bravatek and Darkpulse Technology Holdings dated August 31, 2017, which remains in full force and effect. To the best of the Company’s knowledge, no codified appeals process is available to Thomas A. Cellucci should he seek any remedies, including reinstatement, with respect to his removal as a director of the Company by the Majority Stockholder.

The Company has an obligation to communicate to you the information contained in this Information Statement pursuant to Section 14C and corresponding Rule 14c-2. As of the date of this Information Statement, the Company does not believe that any further action is required to be taken on its part.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of February 7, 2019 with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of our executive officers and directors; and (iii) our directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

Name of Beneficial Owner (1)	Common Stock Beneficially Owned	Percentage of Common Stock (2)	Total Equivalent Voting of all Equity Shares (8)	Percentage of Voting Power
Dennis O’Leary* (3) (4)	393,980,830	81.29%	405,882,000	67.14%
Dr. Thomas A Cellucci* (3)	54,816,142	37.67%	56,472,000	9.34%
Dr. Anthony Brown (3)	34,257,177	27.42%	35,292,000	5.84%
Brunson Chandler & Jones, PLLC (3) (5)	10,279,483	10.18%	10,590,000	1.75%
Stephen Goodman* (3)	6,854,930	7.03%	7,062,000	1.18%
Mark Banash *(3)	6,849,106	7.02%	7,056,000	1.18%
David Singer* (3)	6,849,106	7.02%	7,056,000	1.18%
Paul Begum (6) 30251 Golden Lantern Suite E, PMG 411 Laguana Niguel, CA 92677	18,377,142	20.27%	18,377,142	3.03%
Robert A. Campbell (7) 991 Rippey Street El Cajon, CA 92020	11,334,689	12.49%	11,334,689	1.87%

All officers and directors as group (5 people)	469,350,114	83.81%	483,528,000	79.98%

* Executive officer and/or director.

(1)	Except as otherwise indicated, the address of each beneficial owner is c/o Darkpulse, Inc., 350 5th Avenue, 59th Floor, New York, New York 10018.

(2)	Applicable percentage ownership is based on 90,680,567 shares of common stock outstanding as of February 7, 2019, together with securities exercisable or convertible into shares of common stock within 60 days of February 7, 2019 for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of February 7, 2019 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated at outstanding for the purpose of computing the percentage ownership of any other person.

(3)	Represents shares of common stock issuable upon conversion of Series D Preferred Stock as of February 7, 2019. On July 12, 2018, the Company filed a Certificate of Designation with the State of Delaware amending the designation of its previously designated “Class D Voting Preferred Stock,” designating 100,000 shares of the Company’s preferred stock as “Series D Preferred Stock.” There are presently 88,235 shares of Series D Preferred Stock outstanding. Each share of common stock entitles its holder to one vote on each matter submitted to the stockholders. Each share of Series D Preferred Stock entitles the holder to 6,000 votes on all matters submitted to a vote of the Company’s stockholders and is convertible at the election of the holder into a number of shares of common stock equal to the number of outstanding shares of stock of the Company multiplied by 5 ⅔, divided by the number of outstanding shares of Series D Preferred Stock.

(4)	Includes securities held by Fantastic North America Inc. Mr. O’Leary, our Chairman of the Board and Chief Executive Officer, is the sole owner and executive officer of Fantastic North America Inc.

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(5)	Brunson Chandler & Jones, PLLC is a law firm located at 175 South Main Street, 15 th Floor, Salt Lake City, Utah 84111.

(6)	Includes 8,727,142 shares of common stock held personally, 9,000,000 shares of common stock held by PSF Inc., and 650,000 shares issuable upon conversion of a $29,250 note payable as of February 7, 2019.

(7)	Represents 8,683,000 shares of common stock held personally, 1,546,667 shares of common stock held MLPF&S Cust FPO Robert A. Campbell, and 1,105,022 shares issuable upon conversion of a $49,726 note payable as of February 7, 2019.

(8)

In the event the Series D Convertible Preferred Stock was converted in full into shares of Common Stock as of February 7, 2019, the Company would issue an additional 513,886,773 shares of Common Stock resulting in the total issued and outstanding shares of Common Stock being increased to 604,567,340. This assumes all preferred holders converted simultaneously.

ADDITIONAL INFORMATION

The Company will furnish a copy of any exhibit thereto or other information upon request by a stockholder to Dennis M. O’Leary, Chief Executive Officer, Darkpulse, Inc., 350 5th Avenue, 59th Floor, New York, New York 10018; (800) 436-1436.

By Order of the Board of Directors,

By:	/s/ Dennis M. O’Leary
Dennis M. O’Leary
Chairman of the Board of Directors and Chief Executive Officer

New York, New York

March 13, 2019

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